Exhibit 99.1

Bank of South Carolina Corporation Announces Voluntary NASDAQ Delisting and SEC Deregistration

CHARLESTON, S.C., Aug. 24, 2023 /PRNewswire/ -- Today, the Board of Directors of Bank of South Carolina Corporation, (NASDAQ: BKSC) (the "Company") the parent company for The Bank of South Carolina (the "Bank"), announced that it has notified the NASDAQ Stock Market of the Company's intent to voluntarily delist its common stock from the NASDAQ Capital Market. The Company further intends to withdraw the registration of its common stock with the U.S. Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company intends to file a Form 25 with the SEC to remove its common stock from listing on the NASDAQ Capital Market and to deregister its stock under Section 12(b) of the Exchange Act on or about September 4, 2023. The Company expects the last trading day of its shares of common stock on the NASDAQ Capital Market will be on or about September 14, 2023. Subsequent to the delisting of its common stock from the NASDAQ Capital Market, the Company intends to file a Form 15 with the SEC, however, the Company can offer no assurances as to when such filing to terminate the registration of its common stock under the Exchange Act will be effective.

The Company has taken steps to cause its shares to be quoted on the OTCQX Market under the symbol "BKSC" beginning on or about September 15, 2023 and expects that its transition to the OTCQX will not create any disruption in trading.

Fleetwood S. Hassell, President and Chief Executive Officer, stated, "Much consideration was given to today's decision to change trading platforms and no longer be an SEC registrant. We have been advised that these actions should have no negative impact on the trading of our stock, but they will most certainly result in significant cost savings for the Company. We believe this affirms our continued commitment to providing and increasing shareholder value."

As a bank holding company, the Company is eligible to deregister with the SEC because it has fewer than 1,200 shareholders of record. The decision by the Company's board of directors to delist and deregister its common stock was based on numerous factors, including the significant cost savings of no longer filing periodic reports with the SEC, as well as reductions in accounting, audit, legal and other costs. The Company's financial statements will continue to be audited by an independent accounting firm, and the Company intends to publish quarterly and annual financial information via press releases or by postings on the OTCQX website (www.otcmarkets.com/home) and the Bank's website (www.banksc.com). The Bank will also continue to report detailed quarterly financial reports to its primary federal regulator, which are publicly available.

About Bank of South Carolina Corporation

The Bank of South Carolina Corporation is the holding company of The Bank of South Carolina. The Bank is a South Carolina state-chartered bank with offices in Charleston, North Charleston, Summerville, Mt. Pleasant, James Island, and the West Ashley community and has been in continuous operation since 1987. Our website is www.banksc.com. Bank of South Carolina Corporation currently trades its common stock on the NASDAQ stock market under the symbol "BKSC".

Forward-Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as "believes," "will," "expects," "project," "may," "could," "developments," "strategic," "launching," "opportunities," "anticipates," "estimates," "intends," "plans," "targets" and similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, general economic conditions, changes in interest rates, regulatory considerations, competition and the other risks described in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Forward-looking statements speak only as of the date they are made, and we assume no obligation to update any of these statements in light of new information, future events or otherwise unless required under federal securities laws.

CONTACT: Eugene H. Walpole, IV, Executive Vice President and Chief Financial Officer, (843) 724-1500